Exhibit 1.2

Pricing Agreement

October 5, 2006

Banc of America Securities LLC

214 North Tryon Street

NC1-027-21-04

Charlotte, North Carolina 28255

and

Wachovia Capital Markets, LLC

301 South College Street, TW-10

Charlotte, North Carolina 28288

as Representatives of the Underwriters named in Schedule I hereto

Ladies and Gentlemen:

SLM Funding LLC, a Delaware limited liability company (the “Company”), and SLM Education Credit Finance Corporation, a Delaware corporation (“SLM ECFC”), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated October 5, 2006 (the “Underwriting Agreement”), between the Company, SLM ECFC and SLM Corporation, on the one hand, and Banc of America Securities LLC and Wachovia Capital Markets, LLC, as representatives of the Underwriters with respect to the Designated Securities in Schedule I hereto, on the other hand, that the Company, (i) having caused the formation of the trust (the “Trust”) pursuant to a trust agreement, dated as of June 23, 2006 (the “Initial Trust Agreement”), between the Company and Chase Bank USA, National Association, as eligible lender trustee (the “Eligible Lender Trustee”), will cause the Initial Trust Agreement to be amended and restated by an Amended and Restated Trust Agreement, dated as of the Time of Delivery, among the Company, the Eligible Lender Trustee and the Indenture Trustee (defined below) and (ii) will issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Student Loan-Backed Notes (the “Notes”) specified in Schedule II hereto (the “Designated Securities”). The Notes will be issued and secured pursuant to the Indenture, dated as of October 1, 2006 (the “Indenture”), among the Trust, the Eligible Lender Trustee and Deutsche Bank Trust Company Americas, as trustee (the “Indenture Trustee”).

Except as modified pursuant to Schedule II hereto, each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus and the Pre-Pricing Disclosure Package in Section 2

USActive 5688705.2

of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus and the Pre-Pricing Disclosure Package (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus and the Pre-Pricing Disclosure Package as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form to be delivered to you is proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to cause the Trust to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, less the amount of Designated Securities covered by Delayed Delivery Contracts, if any, as may be specified in Schedule II.

During the period beginning from the date of this Pricing Agreement for the Designated Securities and continuing to and including the Time of Delivery, the Company agrees, and SLM ECFC agrees that it will cause the Company, not to, and not to permit any affiliated entity to, offer, sell or contract to sell, or otherwise dispose of, securities substantially similar to the Designated Securities (other than the Designated Securities) evidencing an ownership in, or any securities (other than the related Notes) collateralized by, Student Loans, without the prior written consent of the Representatives.

Each Underwriter represents and agrees that (a) it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the Notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended; (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”), received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the Trust; and (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United

USActive 5688705.2

Kingdom. The Company represents and agrees that it has been informed of the existence of the FSA stabilizing guidance contained in Section MAR2, Ann 2G of the FSA Handbook (the Handbook of rules and guidance issued by the Financial Services Authority).

If the foregoing is in accordance with your understanding, please sign and return to us nine counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company, SLM ECFC and SLM Corporation. It is understood that your acceptance of this letter is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company, SLM ECFC and SLM Corporation for examination upon request, but without warranty on the part of the Underwriters as to the authority of the signers thereof.

Very truly yours,

SLM Funding LLC

By:	/S/ MARK L. HELEEN
Name:	Mark L. Heleen
Title:	Vice President

SLM Education Credit Finance Corporation

By:	/S/ MARK L. HELEEN
Name:	Mark L. Heleen
Title:	Vice President

Accepted and agreed with respect to Sections 6(b), 9, 11,

12 and 14 of the Underwriting Agreement:

SLM Corporation

By:	/S/ WILLIAM M.E. RACHAL, JR.
Name:	William M.E. Rachal, Jr.
Title:	Senior Vice President

Accepted as of the date hereof:

USActive 5688705.2

Accepted as of the date hereof:

BANC OF AMERICA SECURITIES LLC

By:	/S/ MICHAEL T. BROWN
Name:	Michael T. Brown
Title:	Principal

WACHOVIA CAPITAL MARKETS, LLC

By:	/S/ STEVEN J. ELLIS
Name:	Steven J. Ellis
Title:	Director

As Representatives of the Underwriters named in Schedule I hereto

USActive 5688705.2

SCHEDULE I

Amount of Designated Securities to be Purchased

Underwriters	Class A-1	Class A-2	Class A-3	Class A-4	Class A-5
Banc of America Securities LLC	$58,800,000	$134,400,000	$47,100,000	$153,000,000	$135,500,000
Wachovia Capital Markets, LLC	$58,800,000	$134,400,000	$47,100,000	$153,000,000	$135,500,000
Citigroup Global Markets Inc.	$26,200,000	$59,700,000	$20,900,000	$68,000,000	$60,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$26,100,000	$59,800,000	$20,900,000	$68,000,000	$60,000,000
UBS Securities LLC	$26,100,000	$59,700,000	$21,000,000	$68,000,000	$60,000,000
	$196,000,000	$448,000,000	$157,000,000	$510,000,000	$451,000,000

Underwriters	Class A-6	Class B
Banc of America Securities LLC	$229,208,000	$28,600,000
Wachovia Capital Markets, LLC	$229,208,000	$28,600,000
Citigroup Global Markets Inc.	$101,900,000	$10,400,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$101,900,000	$10,400,000
UBS Securities LLC	$101,900,000	$0
	$764,116,000	$78,000,000

USActive 5688705.2

SCHEDULE I - 1

SCHEDULE II

Title of each Class of Designated Securities:

Floating Rate Class A-1 Student Loan-Backed Notes
(for purposes of this Schedule II, “Class A-1”)
Floating Rate Class A-2 Student Loan-Backed Notes
(for purposes of this Schedule II, “Class A-2”)
Floating Rate Class A-3 Student Loan-Backed Notes
(for purposes of this Schedule II, “Class A-3”)
Floating Rate Class A-4 Student Loan-Backed Notes
(for purposes of this Schedule II, “Class A-4”)
Floating Rate Class A-5 Student Loan-Backed Notes
(for purposes of this Schedule II, “Class A-5”)
Floating Rate Class A-6 Student Loan-Backed Notes
(for purposes of this Schedule II, “Class A-6”)
Floating Rate Class B Student Loan-Backed Notes
(for purposes of this Schedule II, “Class B”)

Aggregate principal amount of each Class:

Class A-1:	$196,000,000
Class A-2:	$448,000,000
Class A-3:	$157,000,000
Class A-4:	$510,000,000
Class A-5:	$451,000,000
Class A-6:	$764,116,000
Class B:	$78,000,000

Price to Public of each Class:

Class A-1:	100.00%
Class A-2:	100.00%
Class A-3:	100.00%
Class A-4:	100.00%
Class A-5	100.00%
Class A-6:	100.00%
Class B:	100.00%

USActive 5688705.2

SCHEDULE II - 1

Purchase Price by Underwriters of each Class:

Class A-1:	99.875%
Class A-2:	99.825%
Class A-3:	99.810%
Class A-4:	99.795%
Class A-5:	99.770%
Class A-6:	99.750%
Class B:	99.700%

Specified funds for payment of purchase price: Immediately Available Funds

Indenture: Indenture, dated as of October 1, 2006, among Deutsche Bank Trust Company Americas, as Indenture Trustee, the SLM Student Loan Trust 2006-9, and Chase Bank USA, National Association, as Eligible Lender Trustee.

Maturity:

Class A-1:	October 2012 Distribution Date
Class A-2:	April 2017 Distribution Date
Class A-3:	October 2018 Distribution Date
Class A-4:	October 2022 Distribution Date
Class A-5:	January 2026 Distribution Date
Class A-6:	January 2041 Distribution Date
Class B:	January 2041 Distribution Date

Interest Rate:

Class A-1:	interpolated 3/4-month LIBOR * minus 0.03%
Class A-2:	interpolated 3/4-month LIBOR * plus 0.00%
Class A-3:	interpolated 3/4-month LIBOR * plus 0.02%
Class A-4:	interpolated 3/4-month LIBOR * plus 0.07%
Class A-5:	interpolated 3/4-month LIBOR * plus 0.10%
Class A-6:	interpolated 3/4-month LIBOR * plus 0.16%
Class B:	interpolated 3/4-month LIBOR * plus 0.23%

*	As to initial Accrual Period; thereafter, Three-month LIBOR.

USActive 5688705.2

SCHEDULE II - 2

Form of Designated Securities:	Book-Entry (DTC, Clearstream, Luxembourg and/or Euroclear)

Time of Delivery:	October 12, 2006

Closing location for delivery of Designated Securities:

Sallie Mae

12061 Bluemont Way

Reston, VA 20190

Names and addresses of Representatives:

Banc of America Securities LLC

214 North Tryon Street

NC1-027-21-04

Charlotte, North Carolina 28255

Attention: Michael Brown

and

Wachovia Capital Markets, LLC

301 South College Street, TW-10

Charlotte, North Carolina 28288

Attention: Curt Sidden

USActive 5688705.2

SCHEDULE II - 3